As filed with the U.S. Securities and Exchange Commission on March 27, 2024

Registration No. 333-275684

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT NO. 5

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Top Wealth Group Holding Limited
(Exact Name of Registrant as Specified in its Charter)

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Cayman Islands	2091	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Units 714 & 715
7F, Hong Kong Plaza
118 Connaught Road West
Hong Kong
+852 36158567
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 T: 212-588-0022	Mark E. Crone, Esq. Liang Shih, Esq. The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 Telephone: +1 646-861-7891

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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Amendment No. 5 to Form F-1 (the “Amendment No. 5”) is being filed solely for the purpose of filing Exhibit 23.1 to the registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 5 does not contain copies of the prospectus included in the Registration Statement which remains unchanged from the Registration Statement, filed on February 9, 2024. This Amendment No. 5 consists only of the facing page, this explanatory note, the signature pages to the Registration Statement, the exhibit index, and the filed exhibits.

EXHIBIT INDEX

Exhibit Number	Description
1.1†	Form of Underwriting Agreement
3.1†	Articles of Association
5.1†	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.1†	Opinion of David Fong & Co., Solicitors regarding certain Hong Kong tax matters (included in Exhibit 99.8)
8.2†	Opinion of Ogier as to Cayman Islands tax matters (included in Exhibit 5.1)
10.1†	English Translation of Sales Agreement between the Top Wealth Group (International) Limited and Sunfun (China) Ltd., dated December 30, 2021
10.2†	English Translation of Sales Agreement between the Top Wealth Group (International) Limited and Mother Nature Health (HK) Limited, dated December 30, 2021.
10.3†	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Channel Power Limited, dated December 19, 2021
10.4†	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Beauty & Health International Company Limited, dated December 30, 2021
10.5†	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Beauty & Health International E-Commerce Limited, dated September 1, 2022
10.6†	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Healthkitpro International Limited, dated December 18, 2021
10.7†	Employment Agreement between Top Wealth Group (International) Limited and Kwok Kuen Yuen, Registrant’s Chief Financial Officer, dated 20 November 2022
10.8†	Employment Agreement between the Registrant and Kwok Kuen, YUEN, Registrant’s Chief Financial Officer, dated May 16, 2023
10.9†	English Translation of Appointment Letter of Kim Kwan Kings, WONG as the President of Top Wealth Group (International) Limited, dated September 1, 2022
10.10†	Director Agreement between the Registrant and Kim Kwan Kings, WONG, Registrant’s director, Chief Executive Officer and chairman of the Board, dated May 16, 2023
10.11†	English Translation of Corporate Development Consultant Appointment Agreement between the Company and Mr. Haitong, CHEN, dated August 1, 2022
10.12†	English Translation of Caviar Sales Agreement between the Top Wealth Group (International) Limited and Fujian Aoxuanlaisi Biotechnology Co. Ltd., dated April 30, 2022
10.13†	English Translation of Power of Attorney granted under the Caviar Sales Agreement by Fujian Aoxuanlaisi Biotechnology Co. Ltd. to Top Wealth Group (International) Limited, dated April 30, 2022
10.14†	English Translation of Food Processing Factory Leasing and Service Project Agreement between Top Wealth Group (International) Limited and Sunfun (China) Limited, dated February 11, 2023
10.15†	English Translation of Food Processing Factory Leasing and Service Project Agreement between the Top Wealth Group (International) Limited and Sunfun (China) Limited, dated July 31, 2021
10.16†	English Translation of the Form of Sales Agreement of Top Wealth Group (International) Limited for its distributors
10.17†	English Translation of sales agreement for caviar between Fujian Longhuang Biotech Co. Limited and Fujian Aoxuanlaisi Biotechnology Co. Ltd., dated December 10, 2020
10.18†	English Translation of Power of Attorney granted under the sales agreement for caviar by Fujian Longhuang Biotech Co. Limited to Fujian Aoxuanlaisi Biotechnology Co. Ltd., dated December 10, 2020
10.19†	Director Agreement between the Registrant and Hung, CHEUNG, Registrant’s director, dated October 27, 2023
10.20†	English Translation of the Letter of Employment between Top Wealth Group (International) Limited and Hung, CHEUNG, dated June 25, 2022.
10.21†	Form of the Independent Non-Executive Director Offer Letter
14.1†	Code of Business Conduct and Ethics
14.2†	Executive Compensation Recovery Policy
21.1†	List of Subsidiaries
23.1*	Consent of OneStop Assurance PAC.
23.2†	Consent of Ogier (included in Exhibit 5.1)

Exhibit Number	Description
23.3†	Consent of David Fong & Co., Solicitors (included in Exhibit 99.8)
23.4†	Consent of AllBright Law Offices
99.1†	Audit Committee Charter
99.2†	Nominating Committee Charter
99.3†	Compensation Committee Charter
99.4†	Consent from Frost & Sullivan regarding the Company’s Citation of Industry Data Possessed by Frost & Sullivan
99.5†	Consent of Feiyong, LI, Independent Director Nominee
99.6†	Consent of Phei Suan, HO, Independent Director Nominee
99.7†	Consent of Yeung Tak, CHEN, Independent Director Nominee
99.8†	Opinion of David Fong & Co., Solicitors regarding certain Hong Kong legal and tax matters
99.9†	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107†	Filing Fee Table

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*        Filed herein

†        Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 27, 2024.

Top Wealth Group Holding Limited
By:	/s/ Kim Kwan Kings, WONG
Name:	Kim Kwan Kings, WONG
Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on March 27, 2024.

Signature	Title
/s/ Kim Kwan Kings, WONG	Chief Executive Officer and Director
Name: Kim Kwan Kings, WONG	(Principal Executive Officer)
/s/ Kwok Kuen, YUEN	Chief Financial Officer
Name: Kwok Kuen, YUEN	(Principal Financial and Accounting Officer)
/s/ Hung, CHEUNG	Director
Name: Hung, CHEUNG

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on March 27, 2024.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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